 EXHIBIT 99.1

Terra Tech Corp. Announces Successful Closing of Merger with Unrivaled and Rebranding as Unrivaled Brands, Inc.

Expected to Generate Combined Revenue in Excess of $70 Million in 2021

SANTA ANA, CA  –  July 8, 2021  –  (GlobeNewswire) –  Terra Tech Corp. (OTCQX:TRTC) ("Terra Tech" or the "Company") today announced that the Company has successfully completed its merger with UMBRLA, Inc., doing business as Unrivaled (“Unrivaled”).

The merger with Unrivaled brings together two California-based companies with combined operations in California, Oregon and Nevada. Collectively, the Company operates a broad array of cannabis assets involving cultivation, distribution, brands, processing and dispensaries. The combined Company’s portfolio includes well-respected brands in cannabis, including Korova, Sticks, Cabana, Blüm and The Spot.

In connection with the merger with Unrivaled, the Company changed its name to Unrivaled Brands, Inc., and as part of the Company’s rebranding, the Company will start trading under its new ticker symbol, “UNRV”, on the OTCQX market at the market opening on Thursday, July 8, 2021.

The Company's CEO, Frank Knuettel II, stated, "We are pleased to have successfully closed the merger with Unrivaled as we expected. We believe the synergies with Unrivaled’s existing brand portfolio and distribution operations in multiple states will lead to greater scale and produce meaningful economic and operational benefits. We look forward to integrating our businesses and expanding the Company’s platform.”

Knuettel continued, “Additionally, as part of the merger, we are excited to launch our new corporate identity, rebranding the Company to Unrivaled Brands, Inc., which we believe aligns with our goal of becoming the premier cannabis multi-state operator in the West. Based on our growth trajectories and new operations coming online during 2021, we believe that on a combined basis the Company will generate revenues in excess of $70 million in 2021 and be cashflow positive in Q4 of 2021. Putting approximately $40 million in cash on our balance sheet following the monetization of our Hydrofarm investment, the close of this important transaction and the ongoing restructuring of our balance sheet and operations, we believe we’ve never been in a stronger position to create sustainable shareholder value.”

Securities Disclosure

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of the Company's securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Unrivaled Brands

Unrivaled Brands is a multi-state vertically integrated company focused on the cannabis sector with operations in California, Oregon and Nevada. In California, Unrivaled Brands operates three dispensaries, state-wide distribution network, company-owned brands and a cultivation facility and has two additional cultivation facilities and a dispensary under development. In Oregon, we operate a state-wide distribution network and company-owned brands. In Nevada, by way of a joint venture, Unrivaled Brands operates a cultivation and manufacturing facility. Unrivaled Brands is home to Korova, the market leader in high potency products across multiple product categories, currently available in California, Oregon, Arizona and Oklahoma, as well as Sticks and Cabana. For more info, please visit: https://unrivaledbrands.com

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as "anticipates," "believes," "plans," "expects," "projects," "future," "intends," "may," "will," "should," "could," "estimates," "predicts," "potential," "continue," "guidance," and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in our reports with the SEC. Additional risks and uncertainties are identified and discussed in the "Risk Factors" section of the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact

Jason Assad

LR Advisors LLC.
Jassad@terratchcorp.com
678-570-6791

For media inquiries:
Nic Johnson
Russo Partners
Nic.johnson@russopartnersllc.com
303-482-6405

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